Exhibit 99.2

Park-Ohio Prices $350 Million Senior Secured Notes Offering

CLEVELAND, OHIO – Park-Ohio Industries, Inc. (the “Company”), a subsidiary of Park-Ohio Holdings Corp. (NASDAQ: PKOH), today announced that it has priced its offering of $350.0 million aggregate principal amount of senior secured notes due 2030 (the “Notes”), subject to market and customary conditions, in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were priced at 99.500% of par and will bear an interest rate of 8.500% per annum. The Notes will be senior obligations of the Company and will be guaranteed, with certain exceptions, by the Company’s existing and future domestic subsidiaries on a senior secured basis. The Notes will be secured by, subject in each case to certain exceptions and permitted liens, (i) a first-priority lien on substantially all of the Company’s and the guarantors’ U.S. equipment (including machinery) (the “Notes Priority Collateral”) and (ii) a second-priority lien (junior to the Company’s revolving credit facility) on substantially all of the Company’s and the guarantors’ U.S. assets not constituting Notes Priority Collateral that secure the revolving credit facility. The Company expects to close the offering of the Notes on July 31, 2025, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering of the Notes, along with cash on hand, to redeem all $350.0 million aggregate principal amount of its outstanding 6.625% Senior Notes due 2027 (the “2027 Senior Notes”) and pay related fees and expenses.

This is not an offer to sell or the solicitation of an offer to buy any securities. The Notes and related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and outside the United States to certain non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws. This news release does not constitute a notice of redemption pursuant to the terms of the indenture governing the 2027 Senior Notes.

There can be no assurances that the offering of the Notes will be completed as described herein or at all.

About Park-Ohio

Park-Ohio is a diversified international company providing world-class customers with a supply chain management outsourcing service, capital equipment used on their production lines, and manufactured components used to assemble their products. Headquartered in Cleveland, Ohio, Park-Ohio operates approximately 125 manufacturing sites and supply chain logistics facilities worldwide, through three reportable segments: Supply Technologies, Assembly Components and Engineered Products.

Forward-Looking Statements

This news release contains forward-looking statements, including statements regarding future performance of the Company, that are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: the impact supply chain and logistic issues have on our business, results of operations, financial position and liquidity; our substantial indebtedness; the uncertainty of the global economic environment; general business conditions and competitive factors, including pricing pressures and product innovation; demand for our products and services; the impact of labor disturbances affecting our customers; raw material availability and pricing; fluctuations in energy costs; component part availability and pricing; changes in our relationships with customers and suppliers; the financial condition of our customers, including the impact of any bankruptcies; our ability to successfully integrate recent and future acquisitions into existing operations; changes in general economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions and changing government policies, laws and regulations, including those related to the current global uncertainties and crises, such as tariffs and surcharges; adverse impacts to us, our suppliers and customers from acts of terrorism or hostilities, including the conflicts between Russia and Ukraine and in the Middle East, or political unrest, including the rising tension between China and the United States; public health issues, including the outbreak of infectious diseases and any impact on our facilities and operations and our customers and suppliers; our ability to meet various covenants, including financial covenants, contained in the agreements governing our indebtedness, including our revolving credit facility and the Notes; our ability to successfully enter into an amendment to our revolving credit facility in connection with the offering of the Notes; disruptions, uncertainties or volatility in the credit markets that may limit our access to capital; potential disruption due to a partial or complete reconfiguration of the European Union; increasingly stringent domestic and foreign governmental regulations, including those affecting the environment or import and export controls and other trade barriers; inherent uncertainties involved in assessing our potential liability for environmental remediation-related activities; the outcome of pending and future litigation and other claims and disputes with customers; our dependence on the automotive and heavy-duty truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending; our ability to negotiate contracts with labor unions; our dependence on key management; our dependence on information systems; and the other factors we describe under “Item 1A. Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved. The Company assumes no obligation to update the information in this release.

MATTHEW V. CRAWFORD

PARK-OHIO HOLDINGS CORP.

(440) 947-2000